EXHIBIT 10.33

MUTUAL SEPARATION AND RELEASE AGREEMENT

This Mutual Separation and Release Agreement (this “Agreement”) is made and entered into as of December 14, 2011, by and between First Acceptance Corporation, a Delaware corporation, and any of its parents, predecessors, successors, affiliates or related companies, organizations, managers, officers, directors, executives, agents, plan fiduciaries, shareholders, attorneys and/or representatives (hereinafter referred to, collectively, as the “Company”), and Stephen J. Harrison, an individual resident of State of Tennessee (“Harrison”).

RECITALS

WHEREAS, Harrison has been a director and the Chief Executive Officer of the Company since April 2004;

WHEREAS, Harrison has expressed his desire to retire from all positions held with the Company effective as of the Effective Date (hereinafter defined);

WHEREAS, the Company has agreed to purchase, or cause to be purchased, all of Harrison’s interests in the Company in connection with his retirement at a premium to the closing market price as of the date hereof; and

WHEREAS, in connection therewith, the Company and Harrison desire to terminate Harrison’s employment agreement and provide certain releases to each other.

AGREEMENT

In consideration of the mutual benefits to be derived from this Agreement and the covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged and confessed by the execution and delivery hereof, the parties, agreeing to be legally bound hereby, agree as follows:

1. Resignations; Termination of Employment Agreement. Harrison hereby resigns as an officer, director and employee of the Company and from all positions he holds with the Company effective as of the Effective Date (hereinafter defined), and the Company hereby accepts such resignations effective as of the Effective Date. That certain Amended and Restated Employment Agreement, dated as of February 8, 2008, but effective as of January 1, 2008 (as amended, modified or altered, the “Employment Agreement”), by and between the Company and Harrison, is hereby terminated and the parties thereto are released from any and all obligations thereunder as of the Effective Date, except for those specific payments set forth in Section 2 hereof.

2. Payments and Benefits. On the Effective Date, the Company shall pay Harrison for all accrued, but unpaid salary solely through the Effective Date, less applicable withholding. Except as stated in this Agreement or as required by law, all other compensation and benefits which related to Harrison’s employment with the Company, including any benefits set forth in any employee benefit plan, policy or program or in the Employment Agreement, and, except as memorialized in this Agreement, shall cease as of the Effective Date. Other than the compensation and payments provided for in this Agreement and the Stock Repurchase (hereinafter defined), Harrison shall not be entitled to any additional compensation, benefits, payments or grants under the Employment Agreement or any benefit plan, severance plan, bonus or incentive program established by the Company. Harrison agrees that the release in Section 4 of this Agreement covers any claims Harrison might have regarding his compensation, bonuses and any other benefits Harrison may or may not have received during Harrison’s employment with the Company, including pursuant to the Employment Agreement.

3. Stock Purchase. In consideration for his entry into this Agreement and in further consideration for other promises and covenants of Harrison hereunder, and on the Effective Date (which date is determined in accordance with Section 15 of this Agreement), the Company shall purchase, or caused to be purchased, the shares of Company common stock set forth on the Exhibit A hereto (the “Stock Repurchase”) pursuant to the terms of that certain Stock Purchase Agreement, the form of which is attached as Exhibit B hereto (the “Stock Purchase Agreement”). Harrison hereby represents that Exhibit A hereto sets forth the full ownership interest, beneficial or otherwise, of his and his affiliates in the Company.

4. Releases.

4.1 Releases by Harrison. In consideration of the Stock Repurchase and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which is acknowledged by Harrison, Harrison, on his own behalf and on behalf of his agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company and all of its affiliates, parents and subsidiaries, and each of its and their respective officers, directors, shareholders, equity holders, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, foreseen or unforeseen, fixed or contingent, liquidated or unliquidated, matured or unmatured, whether of class or individual in nature, direct or derivative, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against the Released Parties, and each of them, including, without limitation, those arising from or relating to Harrison’s employment or association with, or ownership of, the Company, or the termination of that employment or any circumstances related thereto, or any other matter, cause or thing whatsoever, including, without limitation, all claims arising under or relating to employment, employment contracts, stock options, stock option agreements, equity interests, employee benefits or purported employment discrimination or violations of civil rights of whatever kind or nature, including, without limitation, all claims arising under the AGE DISCRIMINATION IN EMPLOYMENT ACT (“ADEA”), the Employment Non-Discrimination Act (“ENDA”), the Lilly Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Employee Retirement Income Security Act of 1974; the Immigration Reform and Control Act; the Older Worker Benefit Protection Act; the Workers Adjustment and Retraining Notification Act; the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; or any other applicable foreign, federal, state or local employment discrimination statute, law or ordinance, including, without limitation, any workers’ compensation or disability claims under any such laws, claims for wrongful discharge, breach of contract, breach of express or implied contract or implied covenant of good faith and fair dealing, and any other claims arising under foreign, state or federal law, as well as any expenses, costs or attorneys’ fees; provided this release shall not include matters contained in this Agreement or the Stock Purchase Agreement. Harrison further agrees that Harrison will not file or permit to be filed on Harrison’s behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with Employee’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) in connection with any claim he believes he may have against the Company. However, by executing this Agreement, Harrison hereby waives the right to recover in any proceeding Harrison may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on Harrison’s behalf.

4.2 Releases by the Company. In consideration of the mutual promises contained in this Agreement, the Company, on behalf of itself and all of its subsidiaries, assigns and affiliates, and their present employees, officers, directors, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Harrison and his heirs, executors, successors and assigns (the “Harrison Released Parties”), from any and all claims, demands, actions, causes of action, rights, debts, obligations, losses, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, attorneys fees, costs, fees, and all liabilities and indemnities whatsoever, whether known or unknown, suspected or unsuspected, accrued or unaccrued, fixed or contingent, which the Company has, had, or may have against the Employee Released Parties up to and including the Effective Date, except that this release does not include any act or omission not known to the Company taken by Harrison while employed by the Company which was (i) criminal or (ii) fraudulent and shall not include matters contained in this Agreement or the Stock Purchase Agreement. This Agreement includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws; or any other statutory or common law claims related to Harrison’s employment or termination of employment of the Company up to and including the Effective Date.

5. Indemnification. The Company agrees that it will indemnify Harrison against claims, lawsuits and investigations (collectively, “Claims”) that have been, or may be asserted, against him by third parties or governmental agencies, including, but not limited to, any class actions or stockholders derivative suits relating to the Company or successor or assigns arising out of the conduct of the business of the Company by Harrison, and will pay the reasonable expenses of defense of such Claims incurred by Harrison, in his capacity as an officer or director of the Company prior to the Effective Date, to the extent permitted by Delaware General Corporation Law and consistent with the scope of indemnification and procedures provided under the Company’s Articles of Incorporation and Bylaws applicable to officers or directors of the Company in existence as of the date of demand for indemnification. Harrison also shall be entitled to the benefits and coverage under any policies of insurance maintained by the Company, including, but not limited to, Directors and Officers Liability Insurance. Harrison agrees to permit the Company’s counsel to handle the defense of such Claims (and Harrison agrees to sign such agreements and/or consents of such counsel to provide joint representation as may be required under any Code of Professional Responsibility), except in such situations where Harrison’s interests and defenses in such Claims are divergent from those of the Company so as to warrant separate representation by independent counsel, in which case Harrison may retain separate counsel at the Company’s expense. Harrison agrees to cooperate with the Company in the defense of the Claims, including, but not limited to, claims arising from litigation filed or threatened against the Company as of the date hereof and other matters. Such cooperation shall include, but not be limited to, Harrison making himself available in the preparation of the Company’s defense, as a witness for depositions and trial of such Claims at no charge to the Company (except for reasonable travel expenses, if necessary, incurred at the request and with the prior approval of the Company). In the event the Company claims that the Company is not required to indemnify Harrison pursuant hereto, the Company shall provide Harrison, within ten (10) days of Harrison making such claim for indemnification, with written notice to such effect, and setting forth in reasonable detail the grounds therefor.

6. Non-Compete; Non-Solicitation. In further consideration of the mutual promises contained in this Agreement, the Stock Repurchase and other consideration provided for herein, Harrison acknowledges that in the course of his employment and association with the Company he has become familiar with the trade secrets of the Company and with other Confidential Information (hereinafter defined) concerning the Company and that his services have been of special, unique and extraordinary value to the Company. Therefore, Harrison agrees that:

(a) for a period commencing with the Effective Date and continuing until the second anniversary of the Effective Date (the “Noncompete Period”), Harrison shall not, directly or indirectly, own any interest in, manage, control, participate in or in any manner engage in any business that is involved in the development, marketing, retail sale, administration or underwriting of non-standard automobile insurance programs within any state where the Company was licensed to conduct any insurance activity on December 1, 2011; provided that nothing herein shall prohibit Harrison from (i) being a passive owner of not more than 5% of the outstanding equity interests of any class of a corporation, partnership, limited liability company, or other entity, so long as Harrison has no active participation in the business of such entity; (ii) accepting employment with a business that develops, markets, sells, administers or underwrites multiple lines of insurance, one of which being non-standard automobile insurance, so long as Harrison does not participate in and is not associated in any way with the development, marketing, retail sale, administration or underwriting of non-standard automobile insurance programs or (iii) being employed by, or a consultant to, a company that provides reinsurance, including the brokerage thereof, to companies in the business of non-standard automobile insurance, so long as Harrison does not participate in and is not associated in any way with the development, marketing, retail sale, administration or underwriting of non-standard automobile insurance programs for any company in the business of non-standard automobile insurance.

(b) during the Noncompete Period, Harrison shall not directly, or indirectly through another person or entity, (i) induce or attempt to induce any employee of the Company, other than a member of Harrison’s family, to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire any person, other than a member of Harrison’s family, who was an employee of the Company at any time during the one-year period immediately preceding the Effective Date, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or (iv) directly or indirectly acquire, or attempt to acquire, an interest in any business relating to the business of the Company with which the Company has entertained discussions, or has requested and received information, relating to the acquisition of such business by the Company in the two-year period immediately preceding the Effective Date;

(c) if, at the time of enforcement of this Section 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law;

(d) in the event of the breach or a threatened breach by Harrison of any of the provisions of this Section 6, the Company, in addition and supplementary to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, Harrison agrees that, in the event of a breach or violation by Harrison of this Section 6, the Noncompete Period shall be tolled until such breach or violation has been duly cured; and

(e) the provisions of this Section 6 are in consideration of the good and valuable consideration as set forth in this Agreement and the Stock Repurchase. In addition, Harrison agrees and acknowledges that the restrictions contained in this Section 6 and Section 7 do not preclude Harrison from earning a livelihood, nor do they unreasonably impose limitations on Harrison’s ability to earn a living. Further, Harrison agrees and acknowledges that the potential harm to the Company of the non-enforcement of this Section 6 and/or Section 7 outweighs any potential harm to Harrison of its enforcement by injunction or otherwise. In addition, Harrison acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Harrison by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future. Harrison expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

7. Confidential Information. Harrison understands that he has developed and been exposed to highly confidential information and trade secrets of the Company (“Confidential Information”), and that maintenance by the Company of its proprietary Confidential Information to the fullest extent possible is extremely important to the Company. Harrison acknowledges and agrees that, except with the prior written consent of the Company, he shall at all times keep confidential and not divulge, furnish or make accessible to anyone (except the Company’s authorized representatives), any Confidential Information to which Harrison has been privy relating to the business of the Company. The provisions of this Section 7 shall not apply to any information to the extent that (i) it is, or shall become, generally known to the public other than as a result of a disclosure by Harrison, his affiliates or anyone controlled by Harrison, (ii) it is, or shall become, available to Harrison on a non-confidential basis from a person other than the Company or its attorneys, officers, directors, employees or agents, provided that Harrison does not believe such person is bound by a confidentiality agreement with the Company or prohibited in any manner from transmitting information to Harrison or (iii) Harrison is required by law to disclose such information to any person. In the event that Harrison is requested pursuant to, or required by, applicable law or regulation or legal process to disclose any Confidential Information or any other information concerning the Company, Harrison agrees to provide the Company, to the extent legally permissible, with prompt notice of such request(s) or the receipt of legal process to enable the Company to seek an appropriate protective order and to consult with the Company with respect to taking steps to resist or narrow the scope of such request or process.

8. Return of Company Property. Harrison acknowledges that all computers, credit cards, telephones, pagers, PDA’s, equipment, vehicles, memoranda, notes, records, reports, manuals, handbooks, drawings, blueprints, books, papers, letters, client and customer lists, contracts, products, product samples, software programs, instruction books, catalogs, information and records, lines of code, technical manuals and documentation, drafts of instructions, guides and manuals, maintenance manuals, sales information and aids relating to the Company’s business, and any and all other documents containing Confidential Information furnished to Harrison by any representative of the Company or otherwise acquired or developed by Harrison in connection with his employment or association with the Company, but excluding any tangible personal property purchased by Harrison (collectively, “Recipient Materials”), shall at all times be the property of the Company. Within seven (7) days of the Effective Date, Harrison shall make available to the Company any Recipient Materials that are in his possession, custody or control, including Recipient Materials retained by Harrison in his office, automobile or home. If any such information, documentation or material is stored on Harrison’s personal computer or disk drive, this fact should be disclosed to the Company within seven (7) days of the Effective Date so that an appropriate course of action may be taken.

9. Non-Disparagement. Each of the Company and Harrison agree not disclose, communicate, or publish any disparaging or negative information, writings, electronic communications, comments, opinions, facts or remarks of any kind about each other.

10. Acknowledgement of Consideration. Harrison hereby acknowledges that the Stock Repurchase reflects a premium to market as of the date hereof and such premium constitutes additional consideration under this Agreement to which he would not otherwise be entitled to in whole or in part, absent him signing this Agreement.

11. No Admission of Liability. The parties hereto agree and acknowledge that this Agreement shall not be construed as, and does not constitute, any admission by the Company of any liability.

12. Representations and Warranties. Harrison represents and warrants that Harrison has not heretofore assigned, transferred, or attempted or purported to assign or transfer, to any person, firm, corporation or any other entity, any of the Released Claims. Harrison also represents and warrants that Harrison has not filed and knows of no lawsuits, complaints or charges filed on Harrison’s behalf against the Company or any of the Released Parties. Harrison further represents and warrants that throughout his employment he received all leave to which he was entitled and he was properly compensated for all hours worked.

13. Time to Consider Release. The Company advises Harrison in writing to consult with an attorney before executing this Agreement. Harrison further acknowledges that the Company has given him a period of twenty-one (21) calendar days within which to review and consider the provisions of this Agreement. Harrison understands that if he does not sign this Agreement before the twenty-one (21) calendar day period expires, this Agreement will be withdrawn automatically.

14. Assignment. Harrison shall not assign, without the Company’s prior written consent, this Agreement or any right or obligation hereunder, and any and all assignments without such prior written consent shall be null and void. The Company may assign the entirety of this Agreement to any person, firm, corporation or other business organization with the consent of Harrison, which consent shall not be unreasonably withheld, at any time.

15. Revocation Period. Harrison understands and acknowledges that he has seven (7) calendar days following the execution of this Agreement to revoke his acceptance of this Agreement. This Agreement will not become effective or enforceable, and the payments and certain other benefits described in Sections 2 and 3 (unless specifically provided otherwise) will not become payable, until after his revocation period has expired without his revocation. If Harrison does not revoke this Agreement within the revocation period, the Company will consummate the Stock Repurchase in accordance with the terms of the Stock Purchase Agreement. The date this Agreement becomes effective in accordance with this Section 15 shall be the “Effective Date” for all purposes of this Agreement.

16. Knowing and Voluntary. Harrison understands it his choice whether to enter into this Agreement and that his decision to do so is voluntary and is made knowingly.

17. Miscellaneous.

17.1 Notices. Any notice to be given hereunder is to be given in writing by either party to the other and delivered or sent by prepaid airmail post, any courier guaranteeing overnight delivery or facsimile transmission addressed to the address set forth below each party’s name below or such other address as may be notified by one party to the other for such purposes and shall be deemed to be served, in the case of airmail post, three days after posting; in the case of courier guaranteeing overnight delivery, the next business day if timely delivered to such courier; and in the case of facsimile transmission, immediately upon successful transmission.

17.2 Headings; Pronouns. The headings of the paragraphs of this Agreement are for convenience of reference only and are not to be considered and construed in this Agreement. When the context so requires in this Agreement, the masculine gender includes the feminine and neuter, and the singular number includes the plural, and vice versa.

17.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

17.4 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, EXCEPT TO THE EXTENT THEY ARE PREEMPTED OR SUPERCEDED BY THE LAWS OF THE UNITED STATES, AND THE PARTIES AGREE TO SUBMIT THEMSELVES TO THE JURISDICTION OF TENNESSEE WITH VENUE FOR ANY DISPUTE IN NASHVILLE, TENNESSEE.

17.5 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, but which counterparts shall constitute one and the same instrument.

17.6 Binding Agreement. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective heirs, representatives, successors and permitted assigns. Whenever a reference to any party is made herein, such reference shall be deemed to include a reference to the heirs, executors, representatives, successors and permitted assigns of such party, and in the case of the Company, specifically including any parent, subsidiary or successor entities.

17.7 Entire Agreement. This Agreement, including any documents otherwise executed in connection herewith, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement with respect to the subject matter hereof, whether written or oral. No variations, modifications or changes herein or hereof shall be binding upon any party unless set forth in a document duly executed by or on behalf of such party.

17.8 Mediation. If it is not possible to resolve matters informally and a party has a legal claim against the other, the Company and Harrison will be required to engage in a one (1) day external mediation before they can commence litigation. The mediation will occur under the auspices of JAMS/Endispute, a for-profit organization established in 1981 (“JAMS”), unless the parties agree otherwise. The parties hereto agree to participate in the mediation in good faith. The Company will pay the cost of the one (1) day mediation. If either party chooses to be represented by counsel, each party will be responsible for his or its own attorneys’ fees; provided, however, a mediated settlement may include reasonable attorneys’ fees as agreed upon by the parties.

17.9 Free Will. The Company and Harrison acknowledge that each has had an opportunity to consult with his or its respective attorneys or advisors concerning the meaning, import and legal significance of this Agreement, and each has read this Agreement, as signified by their signatures hereto, and are voluntarily executing same after advice of counsel or advisors for the purposes and consideration herein expressed.

17.10 Good Faith Performance. The Company and Harrison hereby agree to perform all their obligations under this Agreement in good faith.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year above first written.

THE COMPANY:		HARRISON:

First Acceptance Corporation, a Delaware corporation		/s/ STEPHEN J. HARRISON
Stephen J. Harrison

By:	/s/ MARK A. KELLY
Name:	Mark A. Kelly	ADDRESS:
Title:	Interim President
5054 Hill Place Drive
ADDRESS:		Nashville, TN 37205
Fax:
3813 Green Hills Village Drive
Nashville, Tennessee 37215
Attn: President
Fax: (615) 844-2835

REVOCATION OF AGREEMENT

I wish to revoke the Mutual Separation and Release Agreement that I signed December 14, 2011. I understand that by revoking the Mutual Separation and Release Agreement that I will not be entitled to any of the benefits, including the Stock Repurchase (as defined therein), offered to me in connection with the resignation of my employment.

Date:

Stephen J. Harrison

NOTE: In the event Harrison wishes to revoke acceptance of the Mutual Separation and Release Agreement, this notice of such revocation must be received by First Acceptance Corporation within seven (7) calendar days after signing the Mutual Separation and Release Agreement. This revocation must be faxed to Mark A. Kelly at (615) 844-2835 or may be hand delivered to him at the corporate offices of the Company located at 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

Exhibit A

Harrison Family Ownership

Name	Number of Shares
Stephen J. Harrison	2,746,891
Stephen J. Harrison 2010 Grantor Retained Annuity Trust	4,302,624

Total	7,049,515

Exhibit B

Stock Purchase Agreement

(attached)

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), effective as of December             , 2011, is by and among First Acceptance Corporation, a Delaware corporation (the “Company”), and Stephen J. Harrison and Stephen J. Harrison 2010 Grantor Retained Annuity Trust (individually, a “Seller,” and, collectively, the “Sellers”).

RECITALS

WHEREAS, the Sellers collectively own 7,049,515 shares of Company common stock, par value $0.01 per share (the “Shares”); and

WHEREAS, the Sellers desire to sell, transfer, assign and convey to the Company, and the Company desires to purchase and accept from the Sellers, the Shares on the terms and conditions set forth in this Agreement (the “Repurchase”).

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Sale and Purchase of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, each Seller hereby agrees to sell, transfer, assign and convey to the Company, and the Company hereby agrees to purchase and accept from each Seller, that number of Shares set forth opposite such Seller’s name on Schedule I attached hereto (the “Securities Transfer”), in consideration for payment (the “Securities Payment”) by the Company of One Dollar and Forty-Five Cents ($1.45) per Share, for an aggregate purchase price to each Seller set forth opposite such Seller’s name on Schedule I attached hereto (the “Purchase Price”), payable by the Company at the Closing (as hereinafter defined) as set forth in Section 2 of this Agreement.

2. Closing. On the Effective Date (as defined in that certain Mutual Separation and Release Agreement, dated the date hereof, by and between the Company and Stephen J. Harrison (the “Separation Agreement”)), the closing of the Repurchase (the “Closing”) contemplated by this Agreement shall take place by Delivery Versus Payment (hereinafter defined) by the Depository Trust & Clearing Corporation utilizing the Delivery Instructions. “Delivery Versus Payment” means the delivery of the Shares to the account of the Company’s custodian against a cash settlement to the account of the Sellers’ custodians, as provided in the rules, procedures, service guidelines and regulations of the Depository Trust & Clearing Corporation. “Delivery Instructions” means the instructions for the Securities Transfer and the Securities Payment set forth on Schedule I hereto. For avoidance of doubt and notwithstanding anything herein to contrary, in the event that the Separation Agreement is revoked during the revocation period set forth therein or otherwise terminated, the Company shall not be required to consummate the transactions contemplated herein. The date upon which the Sellers receive the Purchase Price is referred to hereinafter as the “Closing Date.”

3. Representations and Warranties of the Sellers. Each Seller hereby, jointly and severally, represents and warrants to the Company that the following statements are true, correct and complete at and as of the date of this Agreement and the Closing Date:

(a) the Sellers have good, valid and marketable title to the Shares, free and clear of all liens, claims, charges, pledges, security interests, orders, writs, judgments and other encumbrances whatsoever, with full legal right and power to sell, transfer, assign and convey absolute ownership of the Shares to the Company, and upon sale, transfer, assignment and conveyance of the the Shares, the Company will obtain good, valid and marketable title to the Shares free and clear of all liens, claims, charges, pledges, security interests, orders, writs, judgments and other encumbrances whatsoever;

(b) each Seller (i), if other than an individual, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement (the “Transactions”);

(c) the execution and delivery by each Seller of this Agreement, and the performance by each Seller of its respective obligations hereunder, have been duly authorized by all requisite action on the part of such Seller. This Agreement is the legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought;

(d) the execution and delivery of this Agreement by each Seller, and the performance by each Seller of its respective obligations hereunder, will not (i) violate or breach any provision of any Seller’s organizational or governing documents, (ii) violate or breach any statute, law, rule, regulation or order by which any Seller or any of its respective properties or the Shares may be bound or (iii) breach, or result in a default under, any material contract or material agreement to which any Seller is a party or by which any Seller or any of its respective properties or the Shares may be bound;

(e) no approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any governmental authority or any other person is required in connection with the due execution and delivery by each Seller of this Agreement and the performance of such Seller’s respective obligations hereunder, except for such filings as such Seller may be required to make with the United States Securities and Exchange Commission;

(f) there is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of each Seller, threatened, against such Seller that involves any of the Shares or Transactions or could reasonably be expected to impede the consummation of the Transactions;

(g) there is no suit, action, inquiry, audit, proceeding or investigation by or before any court or governmental, regulatory or administrative agency or commission pending or threatened against any Seller with respect to the Shares or the Transactions;

(h) the Sellers and/or the Sellers’ advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company concerning the Shares and the Company and all such questions have been answered to each Seller’s full satisfaction;

(i) the Sellers are not relying on the Company with respect to the tax and other economic considerations of the Repurchase, and the Sellers have relied on the advice of, or have consulted with, the Sellers’ own advisors;

(j) each Seller has not offered to sell any portion of the Shares or any interest therein in a manner which would require the sale of the Shares to the Company hereunder to be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws. Each Seller has not offered to sell the Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

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(k) each Seller has not engaged or employed any finder, broker, agent or other intermediary in connection with the transactions described herein. There are no fees, commissions or compensation payable by the Company to any person engaged or retained by, through or on behalf of any Seller in connection with the consummation of the transactions described herein;

(l) other than this Agreement, each Seller has not granted, created or entered into any currently existing option, purchase agreement, redemption agreement, call or right to subscribe of any character relating to (i) the Shares or (ii) any securities exercisable or exchangeable for or convertible into the Shares (other than as may exist pursuant to the organizational or governing documents of the Company);

(m) the Company has advised each Seller that the Company may be in possession of non-public information regarding the Company and its affiliates that might be material to a party proposing a sale of securities such as the Shares. Each Seller has determined that it does not wish to execute a confidentiality agreement with the Company and receive disclosure from the Company of any such non-public information. Each Seller, instead, has determined that it possesses sufficient knowledge and experience in business and financial matters to evaluate the transactions contemplated hereby without receiving non-public information from the Company and without relying on any information, representation or warranty from the Company, other than as expressly set forth in Section 4 hereof; and

(n) each Seller, together with the other Seller, determined the Purchase Price without relying on any information, representation or warranty from the Company, other than as expressly set forth in Section 4 hereof. Each Seller has assured the Company that such Seller could evaluate the transaction contemplated hereby and the Purchase Price without reference to or reliance on any non-public information possessed by the Company. The Company has not made any representation or warranty to any Seller regarding the sufficiency of the Purchase Price, and each Seller is not relying on any representation or warranty from the Company as to the Purchase Price.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Seller that the following statements are true, correct and complete at and as of the date of this Agreement and the Closing Date:

(a) the Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions;

(b) the execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite action on the part of the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought;

(c) the execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations hereunder, will not (i) violate or breach any provision of the Company’s organizational or governing documents, (ii) violate or breach any statute, law, rule, regulation or order by which the Company or any of its properties may be bound or (iii) breach, or result in a default under, any material contract or material agreement to which the Company is a party or by which the Company or any of its properties may be bound;

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(d) no approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any governmental authority or any other person is required in connection with the due execution and delivery by Company of this Agreement and the performance of Company’s obligations hereunder, except for such filings as the Company may be required to make with the United States Securities and Exchange Commission;

(e) there is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that involves any of the Transactions or could reasonably be expected to impede the consummation of the Transactions;

(f) there is no suit, action, inquiry, audit, proceeding or investigation by or before any court or governmental, regulatory or administrative agency or commission pending or threatened against the Company with respect to the Transactions; and

(g) the Company has not engaged or employed any finder, broker, agent or other intermediary in connection with the transactions described herein. There are no fees, commissions or compensation payable by any of the Sellers to any person engaged or retained by, through or on behalf of the Company in connection with the consummation of the transactions described herein.

5. Release.

(a) Each Seller does hereby release the Company, its shareholders, its affiliates and successors, and all of the Company’s directors, officers, employees and agents (collectively, the “Company Parties”), and agrees to hold them, and each of them, harmless from any and all claims or causes of action that any Seller may now have or know about, or hereafter may learn about, arising out of or in any way connected with the Repurchase; provided, the foregoing release shall not include matters contained in this Agreement or the Separation Agreement. Each Seller agrees that such Seller will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with the Repurchase. Each Seller acknowledges that the foregoing release includes, but is not limited to, any claim arising under any federal, state, or local law, whether statutory or judicial, or ordinance, or any administrative regulation.

(b) The Company does hereby release each Seller, its shareholders, its affiliates and successors, and all of each Seller’s respective directors, officers, employees and agents (collectively, the “Seller Parties”), and agrees to hold them, and each of them, harmless from any and all claims or causes of action that the Company may now have or know about, or hereafter may learn about, arising out of or in any way connected with the Repurchase; provided, the foregoing release shall not include matters contained in this Agreement or the Separation Agreement. The Company agrees that the Company will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with the Repurchase. The Company acknowledges that the foregoing release includes, but is not limited to, any claim arising under any federal, state, or local law, whether statutory or judicial, or ordinance, or any administrative regulation.

6. Further Assurances. From time to time after the execution of this Agreement, each party shall execute and deliver such documents, instruments and certificates as the other party hereto may reasonably request in order to more effectively vest, confirm and evidence in the Company all right, title and interest in and to the Shares, and to otherwise carry out the purpose and intent of this Agreement.

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7. General.

(a) Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

(b) Binding Effects; Benefits; Assignment. No party may assign its rights or obligations hereunder without the prior written consent of the other party. All of the terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the parties hereto and their respective successors, heirs, personal representatives and authorized assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement, except as set forth in Section 5 of this Agreement and this Section 7(b).

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws or otherwise.

(d) Entire Agreement. This Agreement and the Separation Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties with respect to such subject matter.

(e) Amendment and Waiver. This Agreement may be amended, modified, superseded or canceled only by a written instrument executed by all parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

(f) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severed, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof. The remaining provisions of this Agreement will remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

(g) Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 7(G) WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(h) Survival. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing.

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(i) Counsel. Each party hereto acknowledges that it has had an opportunity to consult with and, if so desired, has consulted with, legal counsel of its choosing with respect to this Agreement and the Transactions.

(j) No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Sellers have each caused this Agreement to be duly executed as of the date first set forth above.

COMPANY:

FIRST ACCEPTANCE CORPORATION

By:
Name:
Title:

SELLERS:

STEPHEN J. HARRISON

Stephen J. Harrison

STEPHEN J. HARRISON 2010 GRANTOR RETAINED ANNUITY TRUST

By:
Name:
Title:

[Signature Page to Stock Repurchase Agreement]

Schedule I

Seller	Number of Shares	Purchase Price
Stephen J. Harrison	2,746,891	$3,982,991.95
Stephen J. Harrison 2010 Grantor Retained Annuity Trust	4,302,624	$6,238,804.80

Total	7,049,515	$10,221,796.75

Delivery Instructions

For Delivery of Shares to the Company:

Custodian:

DTC#

Agent Bank ID:

For Further Credit:

Account:

Attn:

For Delivery of Purchase Price to Sellers:

Custodian:

DTC#

Agent Bank ID:

For Further Credit:

Account:

Attn:

Schedule I